Exhibit 10.27
AMENDMENT NUMBER SEVEN TO THE
GENUINE PARTS COMPANY
TAX-DEFERRED SAVINGS PLAN
     This Amendment to the Genuine Parts Company Tax-Deferred Savings Plan is adopted by Genuine Parts Company (the “Company”), effective as of the date set forth herein.
W I T N E S S E T H:
     WHEREAS, the Company maintains The Genuine Parts Company Tax-Deferred Savings Plan (the “Plan”), and such Plan is currently in effect;
     WHEREAS, the Company desires to amend the Plan; and
     WHEREAS, pursuant to Section 7.01 of the Plan, the Company has reserved the right to amend the Plan through action of the Committee:
     NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended as follows:
1.
     Effective January 1, 2011, Article 1, Section 1.01 is hereby amended as follows:
     The phrase “Genuine Parts Company hereby establishes, as of January 1, 1993, a deferred compensation plan known as” is deleted from the first line of Section 1.01 and replaced with the phrase “Effective January 1, 1993, Genuine Parts Company adopted and established”.
     The phrase “purpose of the Plan is to help the Company retain employees of outstanding ability” is replaced with the following “plan was amended from time to time thereafter (the “Plan”). The Plan allowed Participants to defer all or a portion of their Bonus pursuant to the terms of the Plan. In addition to a deferral election with respect to Bonuses, effective January 1, 2011, a Participant may elect to defer some or all of the Participant’s Salary.”
2.
     Effective January 1, 2011, Article 2 is hereby amended as follows:
     The definition of the term “Account” is deleted and replaced with “The term used to define both a Participant’s Bonus Deferral Account and Salary Deferral Account.”

     The phrase “from the Participant’s Account” is added after the phrase “Any person or persons designated by a Participant, in accordance with procedures established by the Committee, to receive benefits” in the definition of the term “Beneficiary”.
     The phrase “either (1)” is added after the phrase “the Beneficiary shall be the Participant’s Beneficiary under” in the second sentence in the definition of the term “Beneficiary”.
     The phrase “or any successor plan” is deleted from the second sentence in the definition of the term “Beneficiary” and replaced with the following “(if the Participant has an account balance in the Genuine Partnership Plan) or (2) the Genuine Parts Company 401(k) Savings Plan (if the Participant has an account balance in the Genuine Parts Company 401(k) Savings Plan). In the event the Participant has an account balance in both 401(k) plans, the default Beneficiary shall be determined by reference”.
     The phrase “or salary” is deleted from the definition of the term “Bonus” and is replaced with the following”, salary, irregular pay, commissions, awards, reimbursements, welfare benefits, stock grants or gain recognized under any stock or stock based plan.”
     A new paragraph is added after the definition of the term “Bonus” as follows:
“Bonus Deferral Account. The bookkeeping account to which Bonuses which are deferred by a Participant shall be recorded and in which income or loss shall be credited in accordance with the Plan. Prior to January 1, 2011, all Bonuses deferred under the Plan were accounted for in one Account for each Participant (“Pre-2011 Bonus Deferral Account”) since such deferred Bonuses will be distributed at the same time and in the same manner (except as provided in Section 4.05(b)). Beginning on January 1, 2011, a Participant may elect a different payment date and/or different payment form for each Bonus deferred during a calendar year (effective with the Bonus earned during the 2011 calendar year). Accordingly, the Committee shall maintain a different Bonus Deferral Account on behalf of each Participant for each calendar year beginning on January 1, 2011 (e.g., 2011 Bonus Deferral Account, 2012 Bonus Deferral Account, etc.)”
     The phrase “and its corporate” in the definition of the term “Company” is deleted and replaced with the phrase “, its subsidiaries and their corporate”.
     The definition of the term “Effective Date” is hereby deleted.
     A new sentence is added at the end of the definition of the term “Election Form”, as follows: “The Committee may designate one form to defer Bonuses under the Plan and designate a separate form to defer Salary under this Plan.”
     The definition of the term “Executive Committee” is hereby deleted.

The word “Executive” is deleted from the definition of the term “Key Employee”.
Two new definitions are added after the definition of the term “Plan” as follows:
“Salary. The annual rate of base salary payable by the Company or its affiliates to the Key Employee during a calendar year, without reduction for amounts deferred pursuant to this Plan. No other item of compensation shall be considered Salary including but not limited to Bonuses, irregular pay, commissions, awards, incentive compensation, reimbursements, welfare benefits or income or gain recognized under any stock or stock based plan.
Salary Deferral Account. The bookkeeping account to which Salary which is deferred by a Participant shall be recorded and in which income or loss shall be credited in accordance with the Plan. Participants may elect a different payment date or payment form for each calendar year’s Salary Deferral Account. Accordingly, each calendar year a different Salary Deferral Account shall be established for each Participant (e.g., 2011 Salary Deferral Account, 2012 Salary Deferral Account, etc.)”
3.
     Effective January 1, 2011, Article 3 is hereby amended as follows:
     The word “Executive” is deleted from the first sentence of Section 3.01(a).
     The phrase “and/or Salary” is added after the phrase “deferred the receipt of his or her Bonus” in the last sentence of Section 3.01(a).
     Subsections 3.01(b), 3.01(c), 3.01(d) and 3.01(e) are deleted in their entirety and replaced with a new Section 3.01(b) as follows:
“(b)	Completion of Election Form.
(1)	In General. A Key Employee may participate in the Plan after delivering a properly completed and signed Election Form to the Committee.

(2)	Bonus Deferral. To defer a Bonus the following shall apply.
(A)	The Election Form must be signed and delivered to the Committee no later than the date that is six months before the end of the performance period, provided that in no event may such Election Form be made after such Bonus has become both substantially certain to be paid and readily ascertainable. The Key Employee’s participation in the Plan will be retroactively effective as of the first day of the calendar year during which the Committee receives the Key Employee’s Election Form. The Committee may establish an earlier deadline than the last day of the six month preceding the end of the performance period.

(B)	Notwithstanding Section 3.01(b)(2)(A), to be eligible to complete an Election Form, a Key Employee must be continuously employed by the Company beginning January 1 of the calendar year in which the Bonus is deferred and continuing until the Key Employee completes an irrevocable Election Form.

Example. A Participant desires to defer a portion of his or her 2011 Bonus that would ordinarily be paid in early 2012. To be eligible to defer the 2011 Bonus, the Participant must (1) be employed on January 1, 2011, (2) complete the Election Form on or prior to June 30, 2011 (provided the Bonus is not substantially certain to be paid and readily ascertainable on or prior to June 30, 2011) and (3) be continuously employed from January 1, 2011 through the date the Participant completes the Election Form (June 30, 2011 in this example).

(C)	An Election Form shall be irrevocable on the deadline described in Section 3.01(b)(2)(A).

(D)	Each calendar year a Participant must complete a new Election Form pursuant to the rules of this Article 3 to defer a Bonus for such calendar year. An Election Form in place for one calendar year shall not apply to a different calendar year.
(3)	Salary Deferral. To defer Salary, the following shall apply.
(A)	The Election Form must be signed and delivered to the Committee no later than December 31 preceding the calendar year for which such Salary would be earned and otherwise paid to the Participant if the election to defer had not been made. The Committee may establish an earlier deadline than December 31.

Example. A Participant desires to defer a portion of his or her Salary to be earned during 2011 and which would ordinarily be paid during 2011. The Participant must sign and deliver the Election Form to the Committee no later than December 31, 2010 (or such earlier date as the Committee determines).

(B)	A Participant who first becomes eligible to participate in the Plan (or any other plan aggregated with the Plan under Code Section 409A) during a calendar year may file an initial election to defer Salary earned during the remaining calendar year subsequent to making his or her election. Such election must be made no later than 30 calendar days after the earlier of (I) the date the Participant first becomes eligible to participate in the Plan or (II) the date the Participant first became eligible to participate in a plan that is aggregated with the Plan under Code Section 409A.

(C)	An Election Form shall be irrevocable on the December 31 deadline described in Section 3.01(b)(3)(A) or the date the election is made in Section 3.01(b)(3)(B) as applicable.

(D)	Unlike a Bonus Deferral, an election made in this Section 3.01(b)(3) shall remain in effect for the subsequent calendar year unless the Participant revokes his or her election to defer Salary prior to the December 31 deadline (or earlier deadline established by the Committee). The effective date of the revocation shall be the next January 1 that follows the Participant’s revocation of the Salary deferral election.

A Participant makes a timely election to defer 50% of the Participant’s 2012 Bonus and a timely election to defer 10% of the Participant’s 2012 Salary. If the Participant fails to execute a new Election Form prior to the deadline for making a 2013 deferral election for Bonuses, the Participant will be deemed to have no deferral election in place for the 2013 Bonus. On the other hand, if the Participant fails to execute a new Election Form prior to the deadline for making a 2013 deferral election for Salary, the Participant will be deemed to have made a timely election to defer 10% of the Participant’s 2013 Salary. If the Participant later elects to revoke his or her Salary deferral election during 2013, the effective date of such revocation will be January 1, 2014.”
     Subsection 3.01(f) is renumbered as 3.01(c) and new Subsection 3.01(c) is deleted in its entirety and replaced with the following:

“(c)	Automatic Termination of Election Form. The Participant’s Election Form for both Bonus deferrals and Salary deferrals will automatically terminate at the earliest of (i) the Participant’s Termination of Service, (ii) Participant’s hardship distribution pursuant to Treas. Reg. Section 1.401(k)-1(d)(3), or (iii) the termination of the Plan in accordance with Code Section 409A (See Treas. Reg. Section 1.409A-3(j)(4)(ix).

For example, if a Participant receives a hardship distribution under the terms of the Genuine Partnership Plan (a plan subject to Code Section 401(k)), the Participant’s Election Form for both Salary deferral and Bonus deferral applicable to the calendar year in which the hardship occurred shall automatically terminate. Following such a hardship, a Participant may not make a new Election Form under this Plan for six months following the hardship distribution. Accordingly, a hardship distribution received on April 1, 2012 would terminate the 2012 Election Form and a new Election Form could not be made until October 1, 2012 (for the 2013 calendar year).”
      Subsection 3.01(g) is renumbered as 3.01(d) as follows:
“(d)	Nothing contained in the Plan shall be deemed to give any Key Employee the right to be retained as an employee of the Company.”
4.
     Effective January 1, 2011, Article 4 is hereby amended as follows:
     The phrase “any whole” is added immediately following the phrase “any dollar amount or” to the first sentence of Section 4.01.
     The phrase “individual Accounts” found at the end of the second sentence of Section 4.01 is hereby deleted and replaced with “the Participant’s Bonus Deferral Account”.
     Former Section 4.02 (Investments) is renumbered as Section 4.03 and a new Section 4.02 is hereby added as follows:
“4.02	Deferred Salary. A Key Employee may elect to defer any dollar amount of his or her Salary in accordance with the terms of the Plan and the Election Form. If permitted by the Committee and communicated to Participants, a Key Employee may elect to defer any whole percentage of his or her Salary in accordance with the terms of the Plan and the Election Form. The Committee shall determine if the Key Employee can elect to defer only a specific dollar amount, to defer only a specific whole percentage or to defer either a specific dollar amount or a whole percentage. In no event shall a Participant be entitled to defer more than 100% of his or her Salary. For bookkeeping purposes, each calendar year the amount of Salary which the Key Employee elects to defer pursuant to this Plan shall be transferred to and held in the Participant’s Salary Deferral Account for such calendar year.”
     As noted earlier, old Section 4.02 (investments) is renumbered as Section 4.03. In addition, the following changes are made to new Section 4.03:
In new Section 4.03(d), the reference to Section 4.02(a) is changed to Section 4.03(a).
In new Section 4.03(e), the phrase “that, in the Trustee’s determination, best preserves the principal amount of the Participant’s Account” is hereby deleted and replaced with “determined by the Committee”.
Former Section 4.03 (Form of Payment) is hereby deleted and is replaced with Section 4.04 (Commencement of Payment) and Section 4.05 (Form of Payment) as follows:
     “4.04 Commencement of Payment.
(a)	Commencement of Payment from Bonus Deferral Accounts. Payment of Plan benefits from the Participant’s Bonus Deferral Account shall be made as follows.
(1)	Payment of Plan benefits from the Participant’s Pre-2011 Bonus Deferral Account (see definition of Bonus Deferral Account) shall commence to be distributed on the first day of the seventh month following the Participant’s Termination of Service with the Company. For example, if a Participant has a Termination of Service on January 12, payment of plan benefits from the Participant’s Pre-2011 Bonus Deferral Account shall commence on August 1 (the first day of the seventh month following January 12).

(2)	Payment of Plan benefits from the Participant’s Bonus Deferral Account other than from the Pre-2011 Bonus Deferral Account (e.g., the 2011 Bonus Deferral Account, the 2012 Bonus Deferral Account and so on) shall commence to be distributed on the date elected by the Participant on the Election Form for such Bonus Deferral Account and consistent with the provisions of Section 4.04(c). The election must be made at the same time the Participant completes the Election Form for such Bonus deferral. Again, the Participant may elect a different commencement date for each calendar year’s Bonus Deferral Account beginning with the Bonus deferral for the 2011 calendar year (i.e., the bonus that ordinarily would be paid in early 2012).
(b)	Commencement of Payment from Salary Deferral Accounts. Payment of Plan benefits from each calendar year’s Salary Deferral Account shall commence to be distributed on the date elected by the Participant on the Election Form for such Salary Deferral Account and consistent with the provisions of Section 4.04(c). The election must be made at the same time the Participant completes or is deemed to complete the Election Form for such Salary deferral. Again, the Participant may elect a different commencement date for each calendar year’s Salary Deferral Account.

(c)	Available Payment Dates for Salary Deferral Accounts and for 2011 and later Bonus Deferral Accounts. A Participant may elect one of the following dates to commence payment of the Participant’s Salary Deferral Account and to commence payment of the Participant’s 2011 or later Bonus Deferral Account. A separate election may be made for each calendar year’s deferral election. In addition, one election can be made for the distribution of a Participant’s Salary Deferral Account and a different election for the distribution of a Participant’s Bonus Deferral Account even though both relate to the same calendar year. For example, the Participant could elect to commence payment of the Participant’s 2012 Salary in accordance with Section 4.04(c)(1) and elect payment of the Participant’s 2012 Bonus in accordance with Section 4.04(c)(2).
(1)	The Participant’s Termination of Service. If this commencement date is elected, actual payment of the Participant’s Salary Deferral Account and Bonus Deferral Account will not commence until first day of the seventh month following the Participant’s Termination of Service with the Company. For example, if a Participant has a Termination of Service on January 12, payment of plan benefits shall commence on August 1 (the first day of the seventh month following January 12.

(2)	A specific future date elected by the Participant on the Election Form based on a specific future calendar date or the attainment of a specific age. The specific future date or age must be at least two years in the future from the first day of the calendar year for which the deferral relates. For example, if a Participant made a Salary deferral election for the 2012 calendar year, the earliest payment would be January 1, 2014 (two years from January 1, 2012).

(3)	The Participant’s election to commence payment of his or her Account shall be irrevocable.”

“4.05 Form of Payment.
(a)	Optional Forms of Payment. The amount of the Participant’s Account shall be paid to the Participant either in a lump sum or in a number of approximately equal annual installments designated by the Participant on the Election Form. Such annual installments may be for 5 years, 10 years or 15 years. If a Participant elects to receive a distribution of his or her Account in installments, the Committee may purchase an annuity from an insurance company which annuity will pay the Participant the desired annual installments. If the Committee purchases an annuity contract, the Key Employee will have no further rights to receive payments from the Company or the Plan with respect to the amounts subject to the annuity. If the Committee does not purchase an annuity contract, the amount of the Account remaining unpaid shall continue to receive allocations of income as provided in Section 4.03. If the Participant fails to designate a payment method in the Election Form, the Participant’s Account shall be distributed in a lump sum.

(b)	Payment Form Election for Pre-2011 Bonus Deferral Account.
(1)	General Rule. A Participant shall elect one payment form for all Bonus amounts deferred under this Plan and held in the Pre-2011 Bonus Deferral Account. Such election shall be made on the Participant’s initial Election Form and is irrevocable for all subsequent deferrals and Election Forms.

(2)	Payment Form Elections Prior to January 1, 2007. Prior to January 1, 2007, a Participant could elect a different payment form for each Bonus deferred under this Plan. If applicable to a Participant, the Committee shall establish sub-accounts within a Participant’s Pre-2011 Bonus Deferral Account (to the extent necessary) to identify the portion of a Participant’s Account that will be distributed in the form the Participant designated in the Election Form.

(3)	2007 Payment Form Election. During 2007, Participants in the Plan were permitted to change a prior Payment Form pursuant to a transition rule in Code Section 409A. Such elections were irrevocable. The Payment Form in effect for such Participants for the 2007 calendar year shall apply to all subsequent Bonus deferrals under this Plan and held in the Pre-2011 Bonus Deferral Account.

(c)	Payment Form Election for Bonus Deferral Account (other than the Pre-2011 Bonus Deferral Account).
(1)	General Rule. For Bonuses to be earned during 2011 and later, A Participant may elect a different payment form described in Section 4.05(a) for each calendar year’s Bonus Deferral Account. Such payment form must be elected on the Election Form applicable to such calendar year’s Bonus Deferral Account.

(2)	Irrevocable Election. A Participant’s election of a payment form for each 2011 or later Bonus Deferral Account is irrevocable and the Participant may not modify or otherwise revoke the benefit payment form designated on an Election Form.
(d)	Payment Form Election for Salary Deferrals.
(1)	General Rule. A Participant may elect a different payment form described in Section 4.05(a) for each calendar year’s Salary Deferral Account. Such payment form must be elected on the Election Form applicable to such calendar year’s Salary Deferral Account.

(2)	Irrevocable Election. A Participant’s election of a payment form for each Salary Deferral Account is irrevocable and the Participant may not modify or otherwise revoke the benefit payment form designated on an Election Form.
(e)	Acceleration of Payment. The Committee may involuntarily cash out a Participant’s interest in this Plan in a single lump sum following the Participant’s Termination of Service if the following criteria are satisfied:
(1)	The Committee determines in writing to involuntarily cash out the Participant (such writing must be completed before the payment is distributed).

(2)	The payment results in the termination and liquidation of the Participant’s entire interest under this Plan as well as under any agreement, program, or arrangement that is aggregated with this Plan under Treas. Reg. Section 1.409A-1(c)(2); and

(3)	The lump sum payment is not greater than the applicable dollar amount under Code Section 402(g)(1)(B) (the maximum permissible 401(k) contribution — not including catch-up contributions).
(f)	Payment to Beneficiary. Upon the Participant’s death, all unpaid amounts held in the Participant’s Account shall be paid to the Participant’s

Beneficiary in the same benefit payment form the Participant elected on the applicable Election Form and in accordance with the payment distribution rules set forth in this Plan. If the Participant had not yet commenced payment of benefits prior to his or her death, the payment to the Participant’s Beneficiary will commence to be paid on the first business day of the fourth month following the Participant’s death.”
     Former Section 4.04 (Financial Hardship) is renumbered as Section 4.06. In addition, the following change shall be made to new Section 4.06 as follows:
     The fourth (last) sentence in new Section 4.06 is hereby deleted and is replaced with the following new sentence: “Such payments will be made first from the Participant’s Bonus Deferral Account and then from the Participant’s Salary Deferral Account; in each case on a first-in, first-out basis so that the oldest Bonus deferred under the Plan shall be deemed distributed first in a financial hardship until all deferred Bonuses have been distributed and then starting with the oldest Salary deferred under the Plan.”
     Former Section 4.05 (Payment to Minors and Incapacitated Persons) is renumbered as Section 4.07. In addition, the following change shall be made to new Section 4.07 as follows:
     The reference to “Section 4.05” in the last sentence of new Section 4.07 shall be changed to “Section 4.07”.
     Former Section 4.06 (Application for Benefits) is renumbered as Section 4.08. In addition, the following change shall be made to new Section 4.08 as follows:
     The reference to “Section 4.06” in the last sentence of new Section 4.08 shall be changed to “Section 4.08”.
     Former Section 4.07 (Designation of Beneficiary) is renumbered as Section 4.09. No other changes are made to new Section 4.09.
5.
     Effective January 1, 2011, Article 6 is hereby amended to change the numbering of Section 6.01 as follows:
     Subsections 6.01(1), (2), (3), (4) and (5) are renumbered as Subsections 6.01(a), (b), (c), (d) and (e).

6.
Effective January 1, 2011, Article 8 is hereby amended as follows:
The word “entire” has been added to Section 8.01(a) after the phrase “receive an immediate lump sum payment of the Participant’s”,
The word “entire” has been added to Section 8.01(b) after the phrase “equal to the unpaid balance of the Participant’s”.
8.
Effective January 1, 2011, Article 9 is hereby amended as follows:
The second (last) sentence of Section 9.04 is hereby deleted and a new sentence is replaced as follows:
“If the Committee or the Company request that a Participant, Beneficiary or legal representative sign a release, (1) the individual must sign such release within 60 days of the Participant’s Termination of Service or all payments under this Plan shall be deemed forfeited and (2) payment may not be made earlier than 60 days following the Participant’s Termination of Employment.”
Section 9.06 has been deleted in its entirety.
Section 9.07 has been renumbered to Section 9.06.
Except as amended herein, the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the Pension and Benefits Committee has caused this Amendment to the Plan to be executed on the date shown below, but effective as of the date indicated above.

PENSION AND BENEFITS COMMITTEE
By:	/s/ Frank M. Howard
Name Frank M. Howard
Title Senior Vice President and Treasurer

Date: November 16, 2010

Attest:
By: /s/ Linda L. Olvey
Date: 11-16-2010